Exhibit 4.23

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

APPENDIX 06 AMENDING FACTORY LEASE AGREEMENT

Between

VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY

And

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

October 1, 2023

Vinhomes Industrial Zone Investment Joint Stock Company (“Lessor”) and VinFast Trading and Production Joint Stock Company (“Lessee”), hereinafter referred to as the “Parties” have entered into a Factory Lease Agreement (“Agreement”) No. 1501/2023/HDTNX/VHIZ-VF dated January 15, 2023 and Appendix 05 dated February 1, 2023. The Parties hereby agree to the amendments to the Agreement and Appendix 05 as follows:

1.	Amending and supplementing Item (h) of Clause 6.2 of the Factory Lease Agreement No. 1501/2023/HDTNX/VHIZ-VF dated January 15, 2023 as follows:

(h) To return the Deposit actually paid by the Lessee after deducting the Lessee’s payables to the Lessor within 30 (thirty) business days from the date the Agreement terminates and the Lessee has returned the Leased Area in accordance with the terms of the Agreement. For the purposes of this Clause, "the “Lessee’s payables to the Lessor” includes payable amounts after outstanding disputes (if any) between the Parties have been completely resolved.

2.	The leased area after adjustment:
Item	Area
[***]	[***] m2
Total	97,030.37 m2

3.	Save for the terms restated in this Appendix 06, the Agreement and Appendix 05 are not affected and all terms of the Agreement still remain effective.
4.	This Appendix is a part of the Agreement. This Appendix is made into 04 originals, each Party shall keep 02 originals.

On behalf of VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY	On behalf of VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

[signed and sealed]	[signed and sealed]
[***] Position: [***]	[***] Position: [***]

List of Omitted Appendix:

Summary Table of Leased Area as of October 2023